Exhibit 32



                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



         The following statement is provided by the undersigned to accompany the Quarterly Report on Form 10-QSB/A for the period ended August 31, 2003 of Patriot Gold Corp. pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and shall not be deemed filed pursuant to any provision of the Exchange Act of 1934 or any other securities law.

         The undersigned certifies that the foregoing Report on Form 10-QSB/A fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and that the information contained in the Form 10-QSB/A fairly presents, in all material respects, the financial condition and results of operations of Patriot Gold Corp.




By:  /s/  Ronald C.  Blomkamp
-----------------------------
Ronald C.  Blomkamp
President, Chief Executive Officer, Chief Financial Officer and Director (Principal Executive and Financial Officer)
Date: July 16, 2004


This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.